UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2009

Enterprise Acquisition Corp.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33736	33-1171386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 988-1700

 (Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 19, 2009, Enterprise Acquisition Corp. (the "Company") entered into an agreement (the “Victory Agreement”) with Victory Park Capital Advisors, LLC (“Victory Park”), pursuant to which funds managed by Victory Park or other purchasers acceptable to Victory Park and the Company may purchase up to an aggregate of 10,020,040 shares of the Company’s common stock at purchases prices not to exceed $9.98 per share from third parties prior to the Company’s special meeting of stockholders and warrantholders. Victory Park is not an affiliate of the Company, its officers and directors and/or their respective affiliates. It is anticipated that Victory Park will effect purchases of share of common stock issued in the Company's initial public offering ("Public Shares") through independent, privately negotiated transactions with third parties who are institutions or other sophisticated investors that have voted against or indicated an intention to vote against the merger with ARMOUR Residential REIT, Inc. and exercise their conversion rights.

Pursuant to the Victory Agreement, the Company will pay Victory Park a fee of 1.0% of the value of all shares of the Company’s common stock purchased by Victory Park from third parties. All shares purchased as a result of this Victory Agreement will be voted in favor of each of the stockholder proposals to be presented at the Company’s special meeting of stockholders and warrantholders, which proposals are set forth in the definitive proxy Statement filed with the Securities and Exchange Commission on October 14, 2009 (the "Definitive Proxy Statement/Prospectus"). In connection with each purchase of Public Shares by Victory Park pursuant to the Victory Agreement, Victory Park and the Company will enter into a stock purchase agreement (each, a “Victory Purchase Agreement”), pursuant to which the Company will agree to purchase such Public Shares from Victory Park at a price equal to the aggregate purchase price paid by Victory Park for such shares plus the 1.0% fee described above. No funds other than those payable to Victory Park, except funds distributed to converting stockholders, may be released from the trust account containing the net proceeds of the Company’s initial public offering after the consummation of the merger. Such purchases, if made, would increase the likelihood that holders of a majority of the shares of the Company’s common stock will vote in favor of the merger and that holders of less than 30% of Public Shares (or 50% of the Public Shares, if the proposal to increase the conversion threshold is approved at the special meeting) vote against the merger and seek conversion of their Public Shares into cash in accordance with the Company’s amended and restated certificate of incorporation.

The Victory Agreement and form of Victory Purchase Agreement are qualified in their entirety by the copies of such agreements filed as Exhibit 10.1 and 10.2, respectively, to this report, which are incorporated herein by this reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Enterprise and ARMOUR. In connection with the proposed transaction, ARMOUR filed Amendment No. 4 to the Registration Statement on Form S-4 with the SEC on October 13, 2009, and the definitive Proxy Statement/Prospectus for Enterprise was mailed to stockholders and warrantholders of Enterprise on October 14, 2009. INVESTORS AND SECURITY HOLDERS OF ENTERPRISE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the definitive Proxy Statement/Prospectus and other documents filed with the SEC by Enterprise and ARMOUR through the website maintained by the SEC at www.sec.gov. Free copies of the definitive Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Enterprise Acquisition Corp., 6800 Broken Sound Parkway, Boca Raton, Florida 33487 Attention: Investor Relations.

Participants in Solicitation

Enterprise and ARMOUR and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Enterprise's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on March 16, 2009, and information regarding ARMOUR's directors and executive officers is available in the definitive Proxy Statement/Prospectus filed with the SEC on October 14, 2009 by Enterprise and ARMOUR. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive Proxy Statement/Prospectus and other relevant materials filed with the SEC.

ITEM 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated as of October 19, 2009, by and between Enterprise Acquisition Corp. and Victory Park Capital Advisors, LLC.

10.2	Form of Stock Purchase Agreement, by and between Enterprise Acquisition Corp. and Victory Park Credit Opportunities Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2009

ENTERPRISE ACQUISITION CORP.

/s/ Daniel C. Staton

Name: Daniel C. Staton

Title:   President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Agreement, dated as of October 19, 2009, by and between Enterprise Acquisition Corp. and Victory Park Capital Advisors, LLC.

10.2	Form of Stock Purchase Agreement, by and between Enterprise Acquisition Corp. and Victory Park Credit Opportunities Master Fund, Ltd.